AMENDMENT OF EXCLUSIVITY AGREEMENT

Whereas, Blacksands Petroleum, Inc. (“Blacksands”) and Access Energy Inc. entered into an Exclusivity Agreement, dated November 10, 2006 (the “Exclusivity Agreement”);

Whereas, under the Exclusivity Agreement, Access granted Blacksands certain rights that will expire on March 10, 2007;

Whereas, Blacksands and Access desire now to extend the Exclusivity Period for an additional 60 days until May 8, 2007;

Now, therefore, in consideration of the mutual covenants, premises and agreements set forth herein and in the Exclusivity Agreement, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

SECTION 1. Amendment to the Exclusivity Agreement. The term “Exclusivity Period” as defined in the Exclusivity Agreement is hereby amended to mean any time from the execution of the Exclusivity Agreement on November 10, 2006 to May 8, 2007.

SECTION 2. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

SECTION 3. Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York without regard to such State’s principles of conflicts of laws.

SECTION 4. Headings. The headings of the Sections are inserted for convenience of reference only and shall not affect any interpretation of this Agreement.

SECTION 5. Counterpart Signatures. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

[SIGNATURE PAGE TO FOLLOW]

BLACKSANDS PETROLEUM, INC

By:	/s/ Darren R. Stevenson
Name: Darren R. Stevenson
Title: President and CEO
Date: March 9, 2007

ACCESS ENERGY INC.

By:	/s/ Paul A. Parisotto
Name: Paul A. Parisotto
Title: President and CEO
Date: March 9, 2007